UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 16, 2005
                               (August 11, 2005)


                     Revlon Consumer Products Corporation
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                       33-59650            13-3662953
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(State or Other Jurisdiction of          (Commission       (I.R.S. Employer
         Incorporation)                  File Number)       Identification No.)

                 237 Park Avenue
                New York, New York                                 10017
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     (Address of Principal Executive Offices)                      (Zip Code)

                                (212) 527-4000 (Registrant's telephone number,
             including area code)

                                     None
         (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.  Entry into a Material Definitive Agreement

Purchase Agreement

         On August 11, 2005, Revlon Consumer Products Corporation ("RCPC"), a wholly-owned subsidiary of Revlon, Inc., entered into, and on August 16, 2005 consummated the transactions contemplated by, a Purchase Agreement (the "Purchase Agreement") with certain initial purchasers (the "Initial Purchasers") for the sale of $80 million principal amount of additional 9 1/2% Senior Notes due 2011, which priced at 95.25% of par (the "August Notes"). The Purchase Agreement contained certain customary representations and warranties.

The Notes

         The August Notes were issued by RCPC pursuant to an indenture, dated as of March 16, 2005 (the "Indenture"), by and between RCPC and U.S. Bank National Association, as trustee, as Additional Notes (as defined in the Indenture) thereunder. The August Notes constitute a further issuance of, are the same series as, and will vote on any matters submitted to noteholders with, the $310 million principal amount of 9 1/2% Senior Notes due 2011 previously issued by RCPC under the Indenture (which are collectively referred to with August Notes as the "Notes").

         Pursuant to the terms of the Indenture, the Notes are senior unsecured debt of RCPC with right to payment under the Notes equal in right of payment with any present and future senior indebtedness of RCPC. The Notes will bear interest at an annual rate of 9 1/2%, which will be payable on each April 1 and October 1 of each year, commencing on October 1, 2005.

         The Indenture provides that RCPC may redeem the Notes at its option in whole or in part at any time on or after April 1, 2008, at the redemption prices set forth in the Indenture. In addition, at any time prior to April 1, 2008, RCPC is entitled to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date fixed for redemption, with, and, to the extent actually received, net cash proceeds of one or more public equity offerings, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to such redemptions.

         In addition, the Indenture provides that RCPC is entitled to redeem the Notes at any time or from time to time prior to April 1, 2008, at a redemption price per Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the greater of (i) 1.0% of the then outstanding principal amount of such Note at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on April 1, 2008 (exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through April 1, 2008, computed using a discount rate equal to the applicable treasury rate plus 75 basis points, over (B) the then outstanding principal amount of such Note at such time.

         Pursuant to the Indenture, upon a change of control (as defined in the Indenture), each holder of the Notes has the right to require RCPC to make an offer to repurchase all or a portion of such holder's Notes at a price equal to 101% of the principal amount of such holder's Notes plus accrued interest.

         The Indenture contains covenants which, subject to certain exceptions, limit the ability of RCPC and its subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, restrict dividends or payments from subsidiaries and create liens on their assets. The Indenture contains customary events of default. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which was attached as Exhibit 4.12 to RCPC's Form 10-K/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission (the "SEC") on April 13, 2005.

Registration Agreement

         In connection with the issuance of the August Notes, on August 16, 2005, RCPC entered into a Registration Agreement (the "Registration Agreement") with the Initial Purchasers for the benefit of holders of the Notes.

         Pursuant to the Registration Agreement, among other things, RCPC agreed that it will, at its cost, (i) by the 90th day after the closing of the offering of the August Notes, file a registration statement with the SEC with respect to a registered offer to exchange the August Notes for exchange notes (the "Exchange Notes"), which will have terms substantially identical in all material respects to the August Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and interest rate increases) and (ii) by the 180th day after the closing of the offering of the August Notes, use its best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act"). RCPC agreed to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the August Notes.

         In addition, RCPC agreed that, in the event that applicable interpretations of the staff of the SEC do not permit RCPC to effect such an exchange offer, or if for any other reason the exchange offer is not consummated by the 210th day after the closing of the offering of the August Notes, it will, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the August Notes, (b) use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the shelf registration statement until two years after its effective date.

         RCPC also agreed that, if by the 90th day following the closing of the offering of the August Notes, a registration statement has not been filed with the SEC with respect to the exchange offer or the resale of the August Notes, the rate per annum at which the August Notes bear interest will increase by 0.5% from and including such date, until but excluding the earlier of (i) the date such registration statement is filed and (ii) the 210th day after the closing of the offering of the August Notes; and if by the 210th day after the closing of the offering of the August Notes, neither (i) the exchange offer is consummated nor (ii) the shelf registration statement is declared effective, the rate per annum at which the August Notes bear interest will increase by 0.5% from and including such date, until but excluding the earlier of (i) the consummation of the exchange offer and (ii) the effective date of a shelf registration statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

         On August 16, 2005, Revlon, Inc. issued a press release announcing that RCPC had completed its previously-announced private placement of the August Notes, which priced at 95.25% of par.

         The net proceeds from the private placement are expected to be used
(i) to help fund the Company's previously-announced strategic growth initiatives and for general corporate purposes, and (ii) to pay fees and expenses incurred in connection with the private placement.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit No.             Description
         -----------             -----------

         99.1 Press Release, dated August 16, 2005, announcing completion of a private placement of additional 9 1/2% Senior Notes due 2011

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REVLON CONSUMER PRODUCTS CORPORATION


                                            By:  /s/ Robert K. Kretzman
                                               ---------------------------------
                                            Robert K. Kretzman
                                            Executive Vice President, Chief
                                            Legal Officer, General Counsel and
                                            Secretary

Date:  August 16, 2005

                                 EXHIBIT INDEX

        Exhibit No.                 Description
        -----------                 -----------

         99.1 Press Release, dated August 16, 2005, announcing completion of a private placement of additional 9 1/2% Senior Notes due 2011